EXHIBIT 16.1

                          [WEINBERG & CO., P.A., LETTERHEAD]


                                September 25, 2000







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                    RE:  CBCOM, INC. (FORMERLY ABBACY CORPORATION)
                               FILE REF. NO. 0-26421
                               ---------------------


We were previously the principal accountant for CBCom, Inc. (formerly Abbacy Corporation) and, under the date of June 11, 1999 we reported on the financial statements of CBCom, Inc. (formerly Abbacy Corporation) as of June 7, 1999. On October 8, 1999, our appointment as principal accountant was terminated but we were not notified. We have read CBCom, Inc.'s (formerly Abbacy Corporation) statements included under Item 4 of its Form 8-K dated September 25, 2000 and we agree with such statements.

                              Very truly yours,

                              /s/ Weinberg & Company, P.A.

                              WEINBERG & COMPANY, P.A.
                              Certified Public Accountants